UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2006

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	10421 PACIFIC CENTER COURT, SUITE 150 SAN DIEGO, CALIFORNIA	92121
	(Address of Principal Executive Offices)	(Zip Code)

(858) 526-8000
(Registrants telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On March 6, 2006, Favrille, Inc. (“Favrille”) entered into a securities purchase agreement relating to a private placement in which Favrille issued and sold to certain investors, for an aggregate purchase price of approximately $45.4 million, 8,555,133 shares of its common stock and warrants to purchase up to 2,994,288 shares of its common stock at an exercise price of $5.26 per share.  At the closing, investors in the private placement paid an additional purchase price equal to $0.125 per share underlying the warrants.

The private placement was led by MPM BioEquities Adviser, LLC and also included Federated Kaufmann Fund, T. Rowe Price Associates, Tang Capital Management and ProMed Management.  Certain of Favrille’s existing stockholders, including two members of our board of directors, Ivor Royston, M.D. and Fred Middleton, and funds affiliated with Forward Ventures, Sanderling Ventures, Alloy Ventures and William Blair Capital Partners, invested in the private placement.  Dr. Royston, Mr. Middleton, Doug Kelly, M.D. and Arda Minocherhomjee, Ph.D., members of our board of directors, are associated with Forward Ventures, Sanderling Ventures, Alloy Ventures and William Blair Capital Partners, respectively.

The securities purchase agreement and the form of warrant are attached hereto as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference. A press release announcing the private placement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The shares of common stock and the warrants issued to the investors have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Favrille is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.  Favrille has agreed to file a registration statement with the Securities and Exchange Commission within 30 days after closing covering the resale of the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the warrants issued in the private placement.

Each investor in the private placement represented that it was an accredited investor, as such term is defined in Regulation D under the Act, and that it was acquiring the common stock and warrants for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the common stock and warrants issued in the private placement.

Item 9.01.  Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

4.4	Securities Purchase Agreement dated March 6, 2006, by and among Favrille and the individuals and entities identified on Exhibit A thereto (the “Securities Purchase Agreement”).

4.5	Form of Warrant to be issued pursuant to the Securities Purchase Agreement.

99.1	Press release of Favrille, Inc. dated March 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: March 10, 2006		Tamara A. Seymour
Chief Financial Officer

INDEX TO EXHIBITS

4.4	Securities Purchase Agreement dated March 6, 2006, by and among Favrille and the individuals and entities identified on Exhibit A thereto (the “Securities Purchase Agreement”).

4.5	Form of Warrant to be issued pursuant to the Securities Purchase Agreement.

99.1	Press release of Favrille, Inc. dated March 7, 2006.